EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors
I.C. Isaacs & Company, Inc.




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2000 relating to the consolidated financial statements and schedule of I.C. Isaacs and Company, Inc. included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999.






                                      /s/ BDO Seidman LLP
Washington, D.C.
September 28, 2000